Exhibit 4.1

AMENDMENT NO. 2

TO SECOND AMENDED AND RESTATED LOAN AGREEMENT

This Amendment No. 2 to Second Amended and Restated Loan Agreement (this “Amendment”) dated as of September 10, 2003 is made with reference to the Second Amended and Restated Loan Agreement, dated as of June 29, 2001, as amended by Amendment No. 1 to Second Amended and Restated Loan Agreement dated as of December 31, 2001 (as so amended, the “Loan Agreement”), among Eldorado Resorts LLC (the “Borrower”), the Banks referred to therein, and Bank of America, N.A., as Administrative Agent. Capitalized terms used in this Amendment but not defined herein are used with the meanings set forth for those terms in the Loan Agreement. The Borrower and the Administrative Agent, acting on behalf of the Majority Banks in accordance with Section 11.2 of the Loan Agreement hereby agree as follows:

1.             Amendment of Section 2.5.  Section 2.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“2.5  Automatic Reductions of Commitment.  The Commitment shall automatically reduce by the amount of $1,000,000 on December 31, 2004 and on each Reduction Date thereafter.”

2.             Voluntary Reduction of Commitments. Pursuant to Section 2.6 of the Loan Agreement, the Borrower agrees that as of the effective date of this Amendment the Commitment shall be permanently reduced to $30,000,000.

3.             Amendment of Section 6.1. Clause (iv) of Section 6.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(iv) the aggregate amount of any such payment pursuant to clause (a) above does not then or will not as a result of the making of such payment exceed the sum of (A) $40,160,000 plus (B) up to $5,000,000 of proceeds from Permitted Dispositions completed after August 15, 2003.”

4.             Conditions Precedent. The effectiveness of this Amendment shall be subject to the conditions precedent that:

(a) The Administrative Agent shall have received counterparts of this Amendment executed by Borrower;

(b) Eldorado Capital, which has guaranteed the Obligations of   the Borrower, shall have executed a written consent hereto in the form of Exhibit A hereto; and

(c) The Administrative Agent shall have received written consents hereto from all of the Banks substantially in the form of Exhibit B hereto.

5.             Representation. The Borrower hereby represents and warrants to the Agent and the Banks that (a) no Default or Event of Default has occurred under the Loan Agreement and remains continuing, (b) the representations and warranties in the Loan Agreement are true as of the date of this Amendment (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date), and (c) this Amendment does not conflict with any law, agreement or obligation by which the Borrower is bound.

6.             Expenses. The Borrower confirms its obligations to pay the reasonable expenses of the Administrative Agent in connection with the preparation of this Amendment.

7.             Counterparts. This Amendment may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

8.             Confirmation. In all other respects, the terms of the Loan Agreement and the Loan Documents executed in connection therewith are hereby confirmed.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above by their duly authorized representative.

BORROWER:

ELDORADO RESORTS LLC,
a Nevada limited liability
company

By:	/s/ Donald L. Carano
Title:	CEO

BANK OF AMERICA, N.A.,
as Administrative Agent

By:	/s/ Gina Meador
Gina Meador, Vice President

Exhibit A

CONSENT OF GUARANTOR

                Reference is hereby made to the Second Amended and Restated Loan Agreement, dated as of June 29, 2001, as amended, among Eldorado Resorts, LLC, the Banks referred to therein, and Bank of America, N.A., as Administrative Agent.  By executing this Consent of Guarantor, Eldorado Capital Corp., a Nevada corporation, consents to the execution, delivery and performance of that certain Amendment No. 2 to Second Amended and Restated Loan Agreement dated as of September 10, 2003, and acknowledges that the Amended and Restated Guaranty, dated as of June 29, 2001, executed by the undersigned in favor of Bank of America, N.A., as Administrative Agent, and the Banks referred to therein, remains in full force and effect.

Dated: September 10, 2003

ELDORADO CAPITAL CORP.,
a Nevada corporation

By:	/s/ Donald L. Carano
Title:	CEO

Exhibit B

CONSENT OF LENDER

The Consent of Leader is executed by the undersigned Lender with reference to that certain Second Amended and Restated Loan Agreement, dated as of June 29, 2001, as amended, among Eldorado Resorts LLC, the Banks referred to therein, and Bank of America, N.A., as Administrative Agent. The undersigned hereby consents to the execution, delivery and performance of Amendment No. 2 to Second Amended and Restated Loan Agreement, substantially in the form presented to the undersigned as a draft.

Bank of America, N.A.
[Name of Lender]

By:	/s/ Scott Faber
Title:	Managing Director

Dated: September 10, 2003

Exhibit B

CONSENT OF LENDER

The Consent of Leader is executed by the undersigned Lender with reference to that certain Second Amended and Restated Loan Agreement, dated as of June 29, 2001, as amended, among Eldorado Resorts LLC, the Banks referred to therein, and Bank of America, N.A., as Administrative Agent. The undersigned hereby consents to the execution, delivery and performance of Amendment No. 2 to Second Amended and Restated Loan Agreement, substantially in the form presented to the undersigned as a draft.

U.S Bank, N.A.
[Name of Lender]

By:	/s/ Mark McVeigh
Title:	Vice President

Dated: September 10, 2003